Exhibit 99.1

Tenet Reports Third Quarter 2021 Results;
Raises 2021 Financial Guidance
•Net income from continuing operations available to common shareholders in Q3’21 of $448 million versus a net loss from continuing operations of $197 million in Q3’20

•Consolidated Adjusted EBITDA in Q3’21 of $855 million ($851 million excluding $4 million of COVID stimulus grant income) versus $551 million in Q3’20 ($621 million excluding $(70) million of grant income)

•Diluted earnings per share from continuing operations available to common shareholders in Q3’21 of $4.12 compared to a loss per share of $1.87 in Q3’20; Adjusted diluted earnings per share from continuing operations of $1.99 in Q3’21 compared to $0.64 in Q3’20

•Same-hospital adjusted admissions increased 4.4% versus Q3’20; same-hospital net patient service revenue per adjusted admission up 6.2% versus Q3’20

•Same-facility system-wide ambulatory surgical cases increased 6.8% versus Q3’20

•Q3’21 items of significance included:
◦Appointment of Dr. Saum Sutaria as the Company's Chief Executive Officer
◦Completion of the previously announced sale of the Company's Miami-area hospitals; pre-tax gain on sale of $409 million excluded from Adjusted EBITDA
◦Proceeds from Miami sale were used to repay $1.100 billion of the Company's 4.625% senior secured first-lien notes due July 15, 2024; results in savings of ~$50 million in annual cash interest payments

•FY 2021 Outlook increased again based on continued out-performance by the Company:
◦Net income from continuing operations available to common shareholders Outlook range now $7.09 to $7.50 per diluted share (previously $6.25 to $7.17)
◦Adjusted EBITDA Outlook range now $3.275 billion to $3.325 billion (previously $3.150 billion to $3.250 billion)
◦Adjusted diluted earnings per share Outlook range now $6.15 to $6.38 (previously $5.23 to $5.73)

DALLAS — October 20, 2021 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended September 30, 2021 (Q3’21). Tenet’s results for Q3’21 versus the quarter ended September 30, 2020 (Q3’20) and for the nine months ended September 30, 2021 (YTD Q3’21) versus the nine months ended September 30, 2020 (YTD Q3’20) follow:

($ in millions, except per share results)	Q3’21	Q3’20	YTD Q3’21	YTD Q3’20
Net income available (loss attributable) to Tenet common shareholders from continuing operations	$448	$(197)	$665	$(15)
Net income available (loss attributable) to Tenet common shareholders from continuing operations per diluted share	$4.12	$(1.87)	$6.13	$(0.14)
Adjusted EBITDA excluding grant income	$851	$621	$2,401	$1,415
Adjusted EBITDA	$855	$551	$2,466	$1,868
Adjusted diluted earnings per share from continuing operations	$1.99	$0.64	$4.88	$3.17
The table above as well as tables and discussions throughout this earnings release include certain financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-3 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.

“We are very pleased with our performance during the quarter and the drive to deliver consistent and sustainable growth across each of our operating segments,” said Ron Rittenmeyer, Executive Chairman. “With the ongoing implementation of our transformation, we are positioning Tenet for continued high margin growth and strong cash flow generation. We are again raising our Adjusted EBITDA Outlook to reflect strong year-to-date performance and what we believe to be a positive trajectory for the remainder of the year.”

“We outperformed in the third quarter and demonstrated our operating flexibility to manage returning volumes in the ER and perform high acuity, multi-specialty procedures on both an emergent and elective basis,” said Saum Sutaria, M.D., Chief Executive Officer. “Even with COVID spikes in many of our markets, our approach has been very effective in navigating these impacts efficiently across our portfolio. As part of our efforts to remain ahead of service demands, we are enhancing capacity and increasing access to critical services and technology in our hospital markets while expanding our ambulatory business through organic growth and compelling additions to our platform. Our results demonstrate that we are building upon the momentum of prior quarters and cementing the progress of our multi-year journey.”

COVID-19 Pandemic (COVID)

As previously disclosed, the Company has been experiencing operational and financial challenges associated with COVID. Tenet continues to manage COVID and its impact on operations. The Company experienced a significant acceleration in COVID cases associated with the Delta variant during Q3’21 with a peak in such cases in late August 2021.

Tenet remains committed to the highest standards of safety, with protocols focused on the protection of its patients, physicians and employees, including the distribution of COVID vaccines to its caregivers and the public at large. Operational teams monitor real-time data to ensure sufficient staffing, intensive care unit bed capacity and personal protective equipment (PPE). Outpatient facilities are also safely performing elective procedures, and the

Company’s hospitals and ambulatory platform continue to follow all state and local guidelines concerning elective care.

The Company’s dedicated focus on strategic cost reduction measures and corporate efficiencies continue to partially mitigate the impact of COVID, including the impact of lost revenues and higher costs related to the pandemic.

Results from Continuing Operations Available to Tenet Common Shareholders

•Net income from continuing operations available to the Company’s common shareholders in Q3’21 was $448 million, or $4.12 per diluted share, versus a net loss from continuing operations of $197 million, or $1.87 per share, in Q3’20. The following items were included in the Q3’21 and Q3’20 periods:
◦Q3’21 included a pre-tax gain of $409 million ($279 million after-tax, or $2.57 per diluted share) associated with the divestiture of the Company’s Miami-area hospitals.
◦Q3’21 included COVID-related stimulus grant income of $4 million pre-tax ($2 million after-tax, or $0.02 per diluted share) versus the reversal in Q3’20 of $70 million of previously recognized pre-tax grant income ($49 million after-tax or $0.47 per share) recognized in the second quarter of 2020 due to revised guidance from the Department of Health and Human Services.
◦Q3’21 included a pre-tax loss of $20 million ($15 million after-tax, or $0.14 per diluted share) associated with the early extinguishment of debt compared to a pre-tax loss of $312 million ($237 million after-tax, or $2.23 per share) in Q3’20.
◦Q3’20 also included an income tax benefit of $119 million, or $1.12 per share, associated with a change in tax accounting method.
•For YTD Q3’21, income from continuing operations available to the Company’s common shareholders was $665 million, or $6.13 per diluted share, compared to a net loss from continuing operations of $15 million, or $0.14 per share, for YTD Q3’20. The following items were included in the YTD 2021 and 2020 periods:
◦YTD Q3’21 included a pre-tax gain of $409 million ($279 million after-tax, or $2.57 per diluted share) associated with the divestiture of the Company’s Miami-area hospitals.
◦YTD Q3’21 included a pre-tax loss of $74 million ($56 million after-tax, or $0.52 per diluted share) associated with the early extinguishment of debt compared to a pre-tax loss of $316 million ($240 million after-tax, or $2.27 per share) in YTD Q3’20.
◦YTD Q3’21 included COVID-related stimulus grant income of $65 million pre-tax ($38 million after-tax, or $0.35 per diluted share) compared to pre-tax grant income of $453 million in YTD Q3’20 ($331 million after-tax, or $3.16 per share).
◦YTD Q3’20 included a favorable income tax benefit of $88 million ($0.83 per share), substantially all recorded in the first quarter of 2020, related to an increase in the deductibility of interest expense for income tax purposes as a result of the Coronavirus Aid, Relief and Economic Security (CARES) Act. Additionally, YTD Q3’20 included an income tax benefit of $119 million, or $1.12 per share, associated with a change in tax accounting method.

Adjusted Net Income from Continuing Operations Available to Tenet Common Shareholders

Reconciliations of net income available to Tenet common shareholders to Adjusted net income from continuing operations available to Tenet’s common shareholders are contained in Table #1 at the end of this release.

•Tenet’s Q3’21 Adjusted net income from continuing operations available to its common shareholders was $216 million, or $1.99 per diluted share, compared to $68 million, or $0.64 per diluted share, in Q3’20.
•Tenet’s YTD Q3’21 Adjusted net income from continuing operations available to its common shareholders was $529 million, or $4.88 per diluted share, compared to $336 million, or $3.17 per diluted share, in YTD Q3’20.

Adjusted EBITDA

Reconciliations of net income available to Tenet common shareholders to Adjusted EBITDA are contained in Table #2 at the end of this release.

•Adjusted EBITDA in Q3’21 was $855 million ($851 million excluding $4 million of grant income) compared to $551 million in Q3’20 ($621 million excluding the impact of a $70 million reversal of previously recognized grant income).
•For YTD Q3’21, Adjusted EBITDA was $2.466 billion ($2.401 billion excluding $65 million of grant income) compared to $1.868 billion in YTD Q3’20 ($1.415 billion excluding $453 million of grant income).

Q3’21 Events

•On August 9, 2021, the Company announced the appointment of Saum Sutaria, M.D. as Chief Executive Officer effective September 1, 2021. Dr. Sutaria was previously the Company's President and Chief Operating Officer. Ron Rittenmeyer continues in his role as Executive Chairman for the Company and Chairman of its Board of Directors.
•On August 2, 2021, the Company announced it had completed the previously-announced sale of five hospitals and related hospital operations in the Miami-Dade and Southern Broward counties of Florida to Steward Health Care, LLC (Steward) for net proceeds of approximately $1.100 billion. The company’s ambulatory facilities operated by United Surgical Partners International (USPI) in these counties remain with Tenet. The Company’s Conifer Health Solutions subsidiary is continuing to provide revenue cycle management services to the five hospitals purchased by Steward.
•On August 11, 2021, the Company announced the planned redemption of $1.100 billion of the $1.870 billion in outstanding 4.625% senior secured first-lien notes due July 15, 2024. The redemption occurred September 10, 2021 and is expected to lower the Company's future annual cash interest payments by approximately $50 million.

Hospital Operations and Other (Hospital) Segment Results

Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, ancillary outpatient facilities, micro-hospitals, imaging centers and physician practices. Effective April 1, 2021, the Company’s imaging centers that were previously operated under USPI were realigned under the Hospital segment.

Hospital segment results ($ in millions)	Q3’21	Q3’20	YTD Q3’21	YTD Q3’20
Revenues
Net operating revenues	$4,030	$3,803	$12,072	$10,725
Grant income	$2	($57)	$30	$417
Same-hospital net patient service revenues (a)	$3,599	$3,246	$10,498	$9,170
Same-Hospital Volume Changes versus the Prior-Year Period (a)
Admissions	2.6%	(11.0)%	1.1%	(12.0)%
Adjusted admissions (b)	4.4%	(15.0)%	3.2%	(15.6)%
Outpatient visits (including outpatient ER visits)	15.3%	(19.2)%	18.1%	(23.1)%
Emergency Room visits (inpatient and outpatient)	25.0%	(22.3)%	6.5%	(19.6)%
Hospital surgeries	1.0%	(10.0)%	8.8%	(15.6)%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$494	$297	$1,349	$657
Adjusted EBITDA	$496	$240	$1,379	$1,074
(a)    Same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2019 through September 30, 2021. Amounts associated with physician practices are excluded. Prior-period same-hospital net patient service revenues and volume changes have been recast to reflect only the continuously operated facilities since January 1, 2019.
(b)    Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.

Revenues and Volumes
•Net operating revenues (which exclude grant income) in the Hospital segment were $4.030 billion in Q3’21, growth of 6.0 percent from $3.803 billion in Q3’20. The increase in revenues was primarily due to significantly higher volumes than in Q3’20, as well as higher patient acuity, favorable payer mix and pricing yield, partially offset by lower revenues given the sale of the Company's Miami-area hospitals on August 1, 2021.
•Same-hospital net patient service revenues were $3.599 billion in Q3’21, growth of 10.9 percent from $3.246 billion in Q3’20.
•Same-hospital net patient service revenue per adjusted admission increased 6.2 percent year-over-year for Q3’21 primarily reflecting higher patient acuity, favorable payer mix and pricing yield.

Adjusted EBITDA
Adjusted EBITDA in the segment was $496 million in Q3’21 ($494 million excluding $2 million of grant income) compared to $240 million in Q3’20 ($297 million excluding the $57 million Q3’20 reversal of grant income). The Adjusted EBITDA margin excluding grant income was 12.3 percent in Q3’21 compared to 7.8 percent in Q3’20.

Ambulatory Care (Ambulatory) Segment Results

Tenet’s Ambulatory business segment is comprised of the operations of USPI. As of September 30, 2021, USPI had interests in 318 ambulatory surgery centers (227 consolidated) and 24 surgical hospitals (five consolidated) in 31 states. Results for Q3’20, YTD Q3’20 and YTD Q3’21 included USPI’s imaging centers (realigned under the Hospital segment as of April 1, 2021) and its urgent care centers (sold in April 2021). The Company owns 95 percent of USPI.

Ambulatory segment results ($ in millions)	Q3’21	Q3’20	YTD Q3’21	YTD Q3’20
Revenues
Net operating revenues	$666	$565	$1,976	$1,423
Grant income excluding equity earnings impact	$1	($9)	$23	$28
Grant income in equity earnings	$1	($4)	$12	$8
Same-facility system-wide net patient service revenues (c)	$1,344	$1,290	$3,871	$3,298
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases (c)(d)	6.8%	(5.9)%	20.4%	(18.8)%
Same-facility system-wide surgical cases on same-business day basis (c)(d)	6.8%	(5.9)%	21.0%	(19.3)%
Adjusted EBITDA and NCI
Adjusted EBITDA excluding grant income	$272	$228	$791	$502
Adjusted EBITDA	$274	$215	$826	$538
Adjusted EBITDA less facility-level NCI excluding grant income	$178	$146	$514	$324
Adjusted EBITDA less facility-level NCI	$178	$138	$534	$344
Adjusted EBITDA less total NCI excluding grant income (d)	$173	$143	$501	$319
Adjusted EBITDA less total NCI (d)	$173	$135	$520	$338

(c)    Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet (of the 342 facilities at September 30, 2021, the results of 110 were accounted for under the equity method for unconsolidated affiliates). To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities. Prior-period amounts for acquired facilities are included in analyses of same-facility system-wide growth rates.
(d)    Includes volume changes for SurgCenter Development (SCD) facilities acquired in December 2020.

Revenues and Volumes
•The Ambulatory segment produced net operating revenues of $666 million in Q3’21, an increase of 17.9 percent compared to $565 million in Q3’20. This increase primarily related to higher volumes than in Q3’20, higher patient acuity, new service line growth and additional revenues associated with the SurgCenter Development portfolio acquisition completed in December 2020, partially offset by the sale of the urgent care centers and the realignment of the imaging centers under the Company’s Hospital segment in the second quarter of 2021.
•Surgical business same-facility system-wide net operating revenues increased 4.2 percent in Q3’21 compared to Q3’20, with cases up 6.8 percent and revenue per case down 2.5 percent. The revenue per case decline, which was consistent with the Company’s expectations, is attributable to the growth in lower acuity cases since the 2020 period.

Adjusted EBITDA
•Segment Adjusted EBITDA of $274 million in Q3’21 ($272 million excluding $2 million of grant income) compared to $215 million in Q3’20 ($228 million excluding the $13 million Q3’20 reversal of grant income).
•Adjusted EBITDA less facility-level noncontrolling interest (NCI) in Q3’21 was $178 million (both including and excluding grant income) compared to $138 million in Q3’20 ($146 million excluding the reversal of grant income).

Conifer Segment Results

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, healthcare systems, physician practices, employers and other clients.

The Company continues to work on spinning off its Conifer segment. This transaction is expected to both enhance shareholder value and reduce the level of Tenet’s debt through a tax-free debt-for-debt exchange.

Conifer segment results ($ in millions)	Q3’21	Q3’20	YTD Q3’21	YTD Q3’20
Net operating revenues	$314	$325	$943	$962
Adjusted EBITDA	$85	$96	$261	$256

Revenues
Conifer segment revenues in Q3’21 were $314 million compared to $325 million in Q3’20, a decline of 3.4 percent, primarily due to the previously disclosed Tenet contract changes, partially offset by volume recovery by its clients.

Adjusted EBITDA
Conifer generated $85 million of Adjusted EBITDA in Q3’21 compared to $96 million in Q3’20 primarily due to the Tenet contract changes. Conifer’s Adjusted EBITDA margin was 27.1 percent in Q3’21.

Balance Sheet, Cash Flows and Liquidity

Balance Sheet Highlights

($ in millions)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Cash and cash equivalents	$2,292	$2,194	$2,141	$2,446
Accounts receivable days outstanding	56.4	55.2	55.8	55.6
Line-of-credit borrowings outstanding	—	—	—	—
Ratio of net debt plus Medicare advances liability to Adjusted EBITDA (e)	3.47	4.17	4.37	4.70
(e)    Net debt is total debt less cash and cash equivalents

•Cash and cash equivalents at September 30, 2021 were $98 million higher than June 30, 2021 and $154 million lower than December 31, 2020 reflecting the Company’s early retirement of $1.578 billion of debt during this year, partially offset by $1.100 billion of proceeds from the sale of the Company's Miami-area facilities.
•In 2020, the Company received approximately $1.5 billion of Medicare advance payments from the Centers for Medicare and Medicaid Services (CMS). Repayment terms for the Medicare advance payments began 12 months from the Company's receipt of the advance payments. An interest rate of 4.0 percent will be assessed on any outstanding balances 29 months from the initial advance. The Company began repaying these advance payments in April 2021 and expects to fully repay the advances before interest starts to accrue in September 2022 (approximately $352 million were repaid in the YTD Q3’21 period).
•The Company had no outstanding borrowings on its $1.9 billion line of credit as of September 30, 2021.
•The Company’s ratio of net debt plus the Medicare advances liability to Adjusted EBITDA was 3.47x at September 30, 2021 compared to 4.17x at June 30, 2021 and 4.70x at December 31, 2020.

Cash flows and liquidity

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

($ in millions)	Q3’21	Q3’20	YTD Q3’21	YTD Q3’20
Net cash provided by operating activities	$432	$593	$1,211	$2,961
Capital expenditures	$(111)	$(86)	$(354)	$(374)
Free cash flow	$321	$507	$857	$2,587
Adjusted free cash flow	$353	$646	$974	$2,840
Net cash provided by (used in) investing activities	$997	$(117)	$802	$(406)
Net cash provided by (used in) financing activities	$(1,331)	$(690)	$(2,167)	$483

The Company produced positive free cash flow of $321 million in Q3’21 and $857 million YTD Q3’21. Free cash flow in Q3’20 included an aggregate benefit of approximately $265 million related to the receipts of COVID-related grants and Medicare advance payments, as well as the deferral of the Company’s payroll tax match under COVID stimulus legislation. Free cash flow in YTD Q3’20 included an aggregate benefit of approximately $2.4 billion related to the receipts of Medicare advance payments and grant funds, as well as the deferral of the Company's payroll tax match.

Company Outlook

•Reconciliations of Outlook net income available to Tenet common shareholders to Outlook Adjusted EBITDA for the year ending December 31, 2021 (FY 2021) and for the quarter ending December 31, 2021 (Q4'21) are contained in Table #4 at the end of this release.
•Reconciliations of Outlook net income available to Tenet common shareholders to Outlook Adjusted net income from continuing operations to common shareholders for FY 2021 and Q4'21 are contained in Table #5 at the end of this release.
•Reconciliations of Outlook net cash provided by operating activities to Outlook free cash flow and Outlook Adjusted free cash flow from continuing operations for FY 2021 are contained in Table #6 at the end of this release.

Tenet’s Outlook for FY 2021 (consolidated and by segment) and Q4'21 follows:

CONSOLIDATED ($ in millions except per share amounts)	FY 2021 Outlook	Q4'21 Outlook
Net operating revenues	$19,500 to $19,800	$4,871 to $5,171
Net income from continuing operations available to Tenet common stockholders	$773 to $818	$108 to $153
Adjusted EBITDA	$3,275 to $3,325	$809 to $859
Adjusted EBITDA margin	~16.8%	~16.6%
Diluted income per common share from continuing operations	$7.09 to $7.50	$0.99 to $1.40
Adjusted net income from continuing operations	$670 to $695	$141 to $166
Adjusted diluted earnings per share from continuing operations	$6.15 to $6.38	$1.29 to $1.52
Equity in earnings of unconsolidated affiliates	$200 to $220	$45 to $55
Depreciation and amortization	$860 to $870	$206 to $216
Interest expense	$915 to $925	$213 to $223
Net income available to NCI	$565 to $585	$173 to $193
Weighted average diluted common shares	~109 million	~109 million
NCI cash distributions	$450 to $470
Effective tax rate (f)	~18%
Net cash provided by operating activities	$1,165 to $1,435
Adjusted net cash provided by operating activities	$1,325 to $1,575
Capital expenditures	$675 to $725
Adjusted free cash flow	$650 to $850
(f)    The effective tax rate is calculated as income tax expense divided by the adjusted pretax income. Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: adjusted pretax income less GAAP NCI expense plus permanent differences, non-deductible interest expense and non-cash NCI expense related to the portion of USPI the Company does not own.

Hospital Segment ($ in millions)	FY 2021 Outlook
Net operating revenues	$16,015 to $16,245
Adjusted EBITDA	$1,720 to $1,740
NCI	$35 to $40
Changes versus FY 2020 (g):
Inpatient admissions	Up 1% to 2%
Outpatient visits	Up 15% to 18%
Adjusted admissions	Up 3% to 4%

Ambulatory Segment ($ in millions)	FY 2021 Outlook
Net operating revenues	$2,700 to $2,750
Adjusted EBITDA	$1,205 to $1,225
Total NCI (Facility level and Baylor University Medical Center)	$470 to $480
Adjusted EBITDA less total NCI	$735 to $745
Changes versus FY 2020 (g):
Surgical cases volumes	Up 16% to 18%
Net revenues per surgical case	(2.5%) to Flat

Conifer Segment ($ in millions)	FY 2021 Outlook
Net operating revenues	$1,275 to $1,295
Adjusted EBITDA	$350 to $360
NCI	$60 to $65
(g)    Same-hospital basis for hospital statistics; USPI surgical cases on a same-facility system-wide basis

Management’s Webcast Discussion of Results

Tenet management will discuss the Company’s Q3’21 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on October 21, 2021. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on October 20, 2021.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2020, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with more than 100,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 60 hospitals and approximately 460 other healthcare facilities, including surgical hospitals, ambulatory surgery centers and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Regina Nethery	Lesley Bogdanow
469-893-2387	469-893-2640
regina.nethery@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures

•Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax (expense) benefit, (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefits, net of reinsurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation (costs) benefits, net of reinsurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Q3’21 Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended September 30,
	2021	%	2020	%	Change
Net operating revenues	$4,894	100.0%	$4,557	100.0%	7.4%
Grant income	3	0.1%	(66)	(1.4)%	104.5%
Equity in earnings of unconsolidated affiliates	45	0.9%	44	1.0%	2.3%
Operating expenses:
Salaries, wages and benefits	2,209	45.1%	2,142	47.1%	3.1%
Supplies	827	16.9%	784	17.2%	5.5%
Other operating expenses, net	1,051	21.5%	1,058	23.2%	(0.7)%
Depreciation and amortization	209	4.3%	215	4.7%
Impairment and restructuring charges, and acquisition-related costs	15	0.3%	57	1.3%
Litigation and investigation costs	29	0.6%	9	0.2%
Net gains on sales, consolidation and deconsolidation of facilities	(412)	(8.4)%	(1)	—%
Operating income	1,014	20.7%	271	5.9%
Interest expense	(227)		(263)
Other non-operating income, net	7		—
Loss from early extinguishment of debt	(20)		(312)
Income (loss) from continuing operations, before income taxes	774		(304)
Income tax benefit (expense)	(197)		197
Income (loss) from continuing operations, before discontinued operations	577		(107)
Discontinued operations:
Income from operations	1		1
Income from discontinued operations	1		1
Net income (loss)	578		(106)
Less: Net income available to noncontrolling interests	129		90
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$449		$(196)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$448		$(197)
Income from discontinued operations, net of tax	1		1
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$449		$(196)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$4.18		$(1.87)
Discontinued operations	0.01		0.01
	$4.19		$(1.86)
Diluted
Continuing operations	$4.12		$(1.87)
Discontinued operations	0.01		0.01
	$4.13		$(1.86)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	107,050		105,263
Diluted	108,761		105,263

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Nine Months Ended September 30,
	2021	%	2020	%	Change
Net operating revenues	$14,629	100.0%	$12,725	100.0%	15.0%
Grant income	53	0.4%	445	3.5%	(88.1)%
Equity in earnings of unconsolidated affiliates	141	1.0%	103	0.8%	36.9%
Operating expenses:
Salaries, wages and benefits	6,690	45.8%	6,193	48.6%	8.0%
Supplies	2,490	17.0%	2,158	17.0%	15.4%
Other operating expenses, net	3,177	21.7%	3,054	24.0%	4.0%
Depreciation and amortization	654	4.5%	624	4.9%
Impairment and restructuring charges, and acquisition-related costs	55	0.4%	166	1.3%
Litigation and investigation costs	64	0.4%	13	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(427)	(2.9)%	(4)	—%
Operating income	2,120	14.5%	1,069	8.4%
Interest expense	(702)		(761)
Other non-operating income, net	16		3
Loss from early extinguishment of debt	(74)		(316)
Income (loss) from continuing operations, before income taxes	1,360		(5)
Income tax benefit (expense)	(303)		227
Income from continuing operations, before discontinued operations	1,057		222
Discontinued operations:
Income from operations	—		—
Income from discontinued operations	—		—
Net income	1,057		222
Less: Net income available to noncontrolling interests	392		237
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$665		$(15)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$665		$(15)
Income (loss) from discontinued operations, net of tax	—		—
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$665		$(15)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$6.23		$(0.14)
Discontinued operations	—		—
	$6.23		$(0.14)
Diluted
Continuing operations	$6.13		$(0.14)
Discontinued operations	—		—
	$6.13		$(0.14)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	106,727		104,803
Diluted	108,465		104,803

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Dollars in millions)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$2,292	$2,446
Accounts receivable	2,742	2,690
Inventories of supplies, at cost	376	368
Assets held for sale	—	140
Other current assets	1,495	1,503
Total current assets	6,905	7,147
Investments and other assets	2,564	2,534
Deferred income taxes	140	325
Property and equipment, at cost, less accumulated depreciation and amortization	6,162	6,692
Goodwill	8,662	8,808
Other intangible assets, at cost, less accumulated amortization	1,480	1,600
Total assets	$25,913	$27,106

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$125	$145
Accounts payable	1,100	1,207
Accrued compensation and benefits	1,071	942
Professional and general liability reserves	268	243
Accrued interest payable	262	248
Liabilities held for sale	—	70
Contract liabilities	1,218	659
Other current liabilities	1,335	1,333
Total current liabilities	5,379	4,847
Long-term debt, net of current portion	14,009	15,574
Professional and general liability reserves	762	735
Defined benefit plan obligations	444	497
Deferred income taxes	29	29
Contract liabilities - long-term	15	918
Other long-term liabilities	1,592	1,617
Total liabilities	22,230	24,217
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,048	1,952
Equity:
Shareholders’ equity:
Common stock	8	7
Additional paid-in capital	4,862	4,844
Accumulated other comprehensive loss	(274)	(281)
Accumulated deficit	(1,463)	(2,128)
Common stock in treasury, at cost	(2,411)	(2,414)
Total shareholders’ equity	722	28
Noncontrolling interests	913	909
Total equity	1,635	937
Total liabilities and equity	$25,913	$27,106

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Nine Months Ended
(Dollars in millions)	September 30,
	2021	2020
Net income	$1,057	$222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	654	624
Deferred income tax expense (benefit)	183	(246)
Stock-based compensation expense	43	38
Impairment and restructuring charges, and acquisition-related costs	55	166
Litigation and investigation costs	64	13
Net gains on sales, consolidation and deconsolidation of facilities	(427)	(4)
Loss from early extinguishment of debt	74	316
Equity in earnings of unconsolidated affiliates, net of distributions received	10	(11)
Amortization of debt discount and debt issuance costs	25	30
Pre-tax loss from discontinued operations	—	—
Other items, net	(23)	(4)
Changes in cash from operating assets and liabilities:
Accounts receivable	(202)	280
Inventories and other current assets	(111)	30
Income taxes	67	9
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(149)	1,546
Other long-term liabilities	8	205
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(116)	(252)
Net cash used in operating activities from discontinued operations, excluding income taxes	(1)	(1)
Net cash provided by operating activities	1,211	2,961
Cash flows from investing activities:
Purchases of property and equipment	(354)	(374)
Purchases of businesses or joint venture interests, net of cash acquired	(64)	(61)
Proceeds from sales of facilities and other assets	1,235	13
Proceeds from sales of marketable securities, long-term investments and other assets	18	44
Purchases of marketable securities and equity investments	(23)	(41)
Other items, net	(10)	13
Net cash provided by (used in) investing activities	802	(406)
Cash flows from financing activities:
Repayments of borrowings under credit facility	—	(740)
Proceeds from borrowings under credit facility	—	740
Repayments of other borrowings	(3,183)	(3,244)
Proceeds from other borrowings	1,413	3,815
Debt issuance costs	(15)	(48)
Distributions paid to noncontrolling interests	(316)	(184)
Proceeds from sale of noncontrolling interests	14	7
Purchases of noncontrolling interests	(19)	(34)
Proceeds from shares issued under stock-based compensation plans, net of taxes paid related to net share settlement	11	13
Medicare advances and grants received by unconsolidated affiliates, net of recoupment	(8)	150
Other items, net	(64)	8
Net cash provided by (used in) financing activities	(2,167)	483
Net increase (decrease) in cash and cash equivalents	(154)	3,038
Cash and cash equivalents at beginning of period	2,446	262
Cash and cash equivalents at end of period	$2,292	$3,300
Supplemental disclosures:
Interest paid, net of capitalized interest	$(664)	$(757)
Income tax payments, net	$(54)	$(10)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30,		September 30,
	2021	2020	2021	2020
Net operating revenues (1) :
Hospital Operations and other (prior to inter-segment eliminations)	$4,030	$3,803	$12,072	$10,725
Ambulatory Care	666	565	1,976	1,423
Conifer
Tenet	116	136	362	385
Other clients	198	189	581	577
Total Conifer revenues	314	325	943	962
Inter-segment eliminations	(116)	(136)	(362)	(385)
Total	$4,894	$4,557	$14,629	$12,725

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$2	$3	$11	$1
Ambulatory Care	43	41	130	102
Total	$45	$44	$141	$103

Adjusted EBITDA (including grant income):
Hospital Operations and other	$496	$240	$1,379	$1,074
Ambulatory Care	274	215	826	538
Conifer	85	96	261	256
Total	$855	$551	$2,466	$1,868

Adjusted EBITDA margins (including grant income):
Hospital Operations and other	12.3%	6.3%	11.4%	10.0%
Ambulatory Care	41.1%	38.1%	41.8%	37.8%
Conifer	27.1%	29.5%	27.7%	26.6%
Total	17.5%	12.1%	16.9%	14.7%

Adjusted EBITDA margins (excluding grant income):
Hospital Operations and other	12.3%	7.8%	11.2%	6.1%
Ambulatory Care	40.8%	40.4%	40.0%	35.3%
Conifer	27.1%	29.5%	27.7%	26.6%
Total	17.4%	13.6%	16.4%	11.1%

Capital expenditures:
Hospital Operations and other	$95	$71	$295	$328
Ambulatory Care	14	11	49	32
Conifer	2	4	10	14
Total	$111	$86	$354	$374

(1) Net operating revenues include the impact of implicit price concessions and bad debts

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2021
(Unaudited)

(Dollars in millions except per share amounts)	2021
	Q3	YTD
Net income available to Tenet Healthcare Corporation common shareholders	$449	$665
Net income from discontinued operations	1	—
Net income from continuing operations	448	665
Less: Impairment and restructuring charges, and acquisition-related costs	(15)	(55)
Litigation and investigation costs	(29)	(64)
Net gains on sales, consolidation and deconsolidation of facilities	412	427
Loss from early extinguishment of debt	(20)	(74)
Tax impact of above items	(116)	(98)
Adjusted net income available from continuing operations to common shareholders	$216	$529

Diluted earnings per share from continuing operations	$4.12	$6.13
Less: Impairment and restructuring charges, and acquisition-related costs	(0.14)	(0.51)
Litigation and investigation costs	(0.27)	(0.59)
Net gains on sales, consolidation and deconsolidation of facilities	3.79	3.94
Loss from early extinguishment of debt	(0.18)	(0.68)
Tax impact of above items	(1.07)	(0.91)
Adjusted diluted earnings per share from continuing operations	$1.99	$4.88

Weighted average basic shares outstanding (in thousands)	107,050	106,727
Weighted average dilutive shares outstanding (in thousands)	108,761	108,465

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Loss Attributable to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2020
(Unaudited)

(Dollars in millions except per share amounts)	2020
	Q3	YTD
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(196)	$(15)
Net income from discontinued operations	1	—
Net loss from continuing operations	(197)	(15)
Less: Impairment and restructuring charges, and acquisition-related costs	(57)	(166)
Litigation and investigation costs	(9)	(13)
Net gains on sales, consolidation and deconsolidation of facilities	1	4
Loss from early extinguishment of debt	(312)	(316)
Tax impact of above items	112	140
Adjusted net income available from continuing operations to common shareholders	$68	$336

Diluted loss per share from continuing operations	$(1.87)	$(0.14)
Less: Impairment and restructuring charges, and acquisition-related costs	(0.54)	(1.57)
Litigation and investigation costs	(0.08)	(0.12)
Net gains on sales, consolidation and deconsolidation of facilities	0.01	0.04
Loss from early extinguishment of debt	(2.93)	(2.98)
Tax impact of above items	1.05	1.32
Adjusted diluted earnings per share from continuing operations	$0.64	$3.17

Weighted average basic shares outstanding (in thousands)	105,263	104,803
Weighted average dilutive shares outstanding (in thousands)	106,503	105,938

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA for 2021
(Unaudited)

(Dollars in millions)	2021
	Q3	YTD
Net income available to Tenet Healthcare Corporation common shareholders	$449	$665
Less: Net income available to noncontrolling interests	(129)	(392)
Income from discontinued operations, net of tax	1	—
Income from continuing operations	577	1,057
Income tax expense	(197)	(303)
Loss from early extinguishment of debt	(20)	(74)
Other non-operating income, net	7	16
Interest expense	(227)	(702)
Operating income	1,014	2,120
Litigation and investigation costs	(29)	(64)
Net gain on sales, consolidation and deconsolidation of facilities	412	427
Impairment and restructuring charges, and acquisition-related costs	(15)	(55)
Depreciation and amortization	(209)	(654)
Adjusted EBITDA	$855	$2,466

Net operating revenues	$4,894	$14,629

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	9.2%	4.5%

Adjusted EBITDA as a % of Net operating revenues (Adjusted EBITDA margin)	17.5%	16.9%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Loss Attributable to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA for 2020
(Unaudited)

(Dollars in millions)	2020
	Q3	YTD
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(196)	$(15)
Less: Net income available to noncontrolling interests	(90)	(237)
Income from discontinued operations, net of tax	1	—
(Loss) income from continuing operations	(107)	222
Income tax benefit	197	227
Loss from early extinguishment of debt	(312)	(316)
Other non-operating income, net	—	3
Interest expense	(263)	(761)
Operating income	271	1,069
Litigation and investigation costs	(9)	(13)
Net gains on sales, consolidation and deconsolidation of facilities	1	4
Impairment and restructuring charges, and acquisition-related costs	(57)	(166)
Depreciation and amortization	(215)	(624)
Adjusted EBITDA	$551	$1,868

Net operating revenues	$4,557	$12,725

Net loss attributable to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	(4.3)%	(0.1)%

Adjusted EBITDA as a % of Net operating revenues (Adjusted EBITDA margin)	12.1%	14.7%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2021
	Q3	YTD
Net cash provided by operating activities	$432	$1,211
Purchases of property and equipment	(111)	(354)
Free cash flow	$321	$857

Net cash provided by investing activities	$997	$802
Net cash used in financing activities	$(1,331)	$(2,167)

Net cash provided by operating activities	$432	$1,211
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(31)	(116)
Net cash used in operating activities from discontinued operations	(1)	(1)
Adjusted net cash provided by operating activities from continuing operations	464	1,328
Purchases of property and equipment	(111)	(354)
Adjusted free cash flow – continuing operations	$353	$974

(Dollars in millions)	2020
	Q3	YTD
Net cash provided by operating activities	$593	$2,961
Purchases of property and equipment	(86)	(374)
Free cash flow	$507	$2,587

Net cash used in investing activities	$(117)	$(406)
Net cash (used in) provided by financing activities	$(690)	$483

Net cash provided by operating activities	$593	$2,961
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(138)	(252)
Net cash used in operating activities from discontinued operations	(1)	(1)
Adjusted net cash provided by operating activities from continuing operations	732	3,214
Purchases of property and equipment	(86)	(374)
Adjusted free cash flow – continuing operations	$646	$2,840

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q4’21		FY 2021
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$108	$153	$773	$818
Less: Net income available to noncontrolling interests	(173)	(193)	(565)	(585)
Income tax expense	(52)	(67)	(355)	(370)
Interest expense	(223)	(213)	(925)	(915)
Loss from early extinguishment of debt(1)	—	—	(74)	(74)
Other non-operating income (expense), net	(1)	4	15	20
Net gains on sales, consolidation and deconsolidation of facilities	—	—	427	427
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(41)	(21)	(160)	(140)
Depreciation and amortization	(206)	(216)	(860)	(870)
Loss from divested and closed businesses (i.e., health plan businesses)	(5)	—	(5)	—
Adjusted EBITDA	$809	$859	$3,275	$3,325

Net operating revenues	$4,871	$5,171	$19,500	$19,800
Net income available to Tenet Healthcare Corporation common shareholders as a % of operating revenues	2.2%	3.0%	4.0%	4.1%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.6%	16.6%	16.8%	16.8%

(1)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company’s actual year-to-date results for this item.
(2)        The Company has provided an estimate of restructuring charges and related payments it anticipates in 2021. The figures shown represent the Company’s estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q4’21		FY 2021
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$108	$153	$773	$818
Net income from discontinued operations, net of tax	—	—	—	—
Net income from continuing operations	108	153	773	818
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(41)	(21)	(160)	(140)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	427	427
Loss from early extinguishment of debt(2)	—	—	(74)	(74)
Loss from divested and closed businesses (i.e., health plan businesses)	(5)	—	(5)	—
Tax impact of above items	13	8	(85)	(90)
Noncontrolling interests impact of above items	—	—	—	—
Adjusted net income available from continuing operations to common shareholders	$141	$166	$670	$695

Diluted earnings per share from continuing operations	$0.99	$1.40	$7.09	$7.50
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.38)	(0.19)	(1.47)	(1.29)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	3.92	3.92
Loss from early extinguishment of debt	—	—	(0.68)	(0.68)
Loss from divested and closed businesses (i.e., health plan businesses)	(0.05)	—	(0.05)	—
Tax impact of above items	0.12	0.07	(0.78)	(0.83)
Noncontrolling interests impact of above items	—	—	—	—
Adjusted diluted earnings per share from continuing operations	$1.29	$1.52	$6.15	$6.38

Weighted average basic shares outstanding (in thousands)	107,000	107,000	107,000	107,000
Weighted average dilutive shares outstanding (in thousands)	109,000	109,000	109,000	109,000

(1)    The Company has provided an estimate of restructuring charges it anticipates in 2021. The figures shown represent the Company’s estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2)        The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown represent the Company’s actual year-to-date results for this item.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2021
	Low	High
Net cash provided by operating activities	$1,165	$1,435
Purchases of property and equipment – continuing operations	(675)	(725)
Free cash flow – continuing operations	$490	$710

Net cash provided by operating activities	$1,165	$1,435
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(160)	(140)
Adjusted net cash provided by operating activities – continuing operations	1,325	1,575
Purchases of property and equipment – continuing operations	(675)	(725)
Adjusted free cash flow – continuing operations(2)	$650	$850
(1)    The Company has provided an estimate of restructuring related payments it anticipates in 2021. The figures shown represent the Company’s estimate for restructuring payments plus the actual year-to-date payments for acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2)    The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.